UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2016 (September 29, 2016)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-627-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2016, Spectra Energy Capital, LLC (“Spectra Energy Capital”), a wholly owned subsidiary of Spectra Energy Corp (“Spectra Energy”), entered into a $2.0 billion revolving credit agreement (the “Credit Agreement”) with the initial lenders named in the Credit Agreement and Citibank, N.A., as administrative agent. BMO Harris Bank N.A. acted as syndication agent and Citigroup Global Markets Inc. and BMO Capital Markets Corp. acted as joint lead arrangers and joint bookrunners.

Interest on borrowings under the Credit Agreement will be based on prevailing interest rates as described in the Credit Agreement and the credit ratings of Spectra Energy Capital. Outstanding borrowings under the Credit Agreement mature on September 28, 2017, which date may be extended for a one-year period at the election of Spectra Energy Capital, with any outstanding revolving advances on the date of such extension being converted to term advances. All amounts outstanding under the Credit Agreement will be required to be prepaid in full upon a change of control of Spectra Energy (including any change of control resulting from Spectra Energy’s previously announced pending merger with Enbridge Inc. (or any subsidiary thereof) (the “Proposed Merger”)). Spectra Energy has guaranteed Spectra Energy Capital’s obligation to repay borrowings under the Credit Agreement.

The Credit Agreement contains customary, representations, warranties and covenants, including limitations on the creation of liens on the assets of Spectra Energy, Spectra Energy Capital and certain subsidiaries of Spectra Energy Capital, limitations on consolidations, mergers and the sale of all or substantially all of the assets of Spectra Energy, Spectra Energy Capital and certain subsidiaries of Spectra Energy Capital and limitations on certain transactions with affiliates. Spectra Energy and Spectra Energy Capital have each agreed to maintain a ratio of consolidated indebtedness to consolidated capitalization, as defined in the Credit Agreement, of less than or equal to 65%, measured at the end of each fiscal quarter of Spectra Energy. Upon the occurrence of certain events of default, Spectra Energy Capital’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the Credit Agreement, a change in control of Spectra Energy (including any change of control resulting from the Proposed Merger), covenant defaults and other customary defaults.

The Credit Agreement provides that the proceeds from borrowings under the Credit Agreement may be used for Spectra Energy Capital’s and its subsidiaries’ general company purposes.

Certain of the lenders under the Credit Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Spectra Energy and its affiliates, for which they receive customary fees and expense reimbursement.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of September 29, 2016, by and among Spectra Energy Capital, LLC, as borrower, Spectra Energy Corp, as guarantor, Citibank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

Date: October 4, 2016	By:	/s/ Laura J. Buss Sayavedra
	Name:	Laura J. Buss Sayavedra
	Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of September 29, 2016, by and among Spectra Energy Capital, LLC, as borrower, Spectra Energy Corp, as guarantor, Citibank, N.A., as administrative agent, and the lenders party thereto.

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